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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3, of our report dated December 28, 2011, with respect to the financial statements and schedules of Corning Natural Gas Corporation, appearing in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2011. We also hereby consent to the reference to us under the caption "Experts" in the Prospectus.

/S/ EFP Rotenberg, LLP

EFP Rotenberg, LLP

Rochester, New York

June 25, 2012